Exhibit Q

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FIRM / AFFILIATE OFFICES
	Austin	Milan
	Beijing	Munich
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	Brussels	Orange County
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January 22, 2025	Chicago	Riyadh
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Madrid

Re:	Registration Statement No. 333-281069 - Issuance of 5.000% Notes due 2030

To the addressees set forth above:

We have acted as special counsel to Corporación Andina de Fomento, a multilateral financial institution established under public international law (“CAF”), in connection with the issuance of $2,000,000,000 aggregate principal amount of 5.000% Notes due 2030 (the “Notes”), under a Fiscal Agency Agreement, dated as of March 17, 1998 (the “Fiscal Agency Agreement”), between CAF, as issuer, and The Bank of New York Mellon (as successor in interest to JPMorgan Chase Bank, National Association), as fiscal agent (the “Fiscal Agent”), and pursuant to (i) a registration statement under Schedule B of the United States Securities Act of 1933, as amended (the “Act”), initially filed with the United States Securities and Exchange Commission (the “Commission”) on July 29, 2024 (Registration No. 333-281069) (as so filed and as amended, the “Registration Statement”), (ii) a base prospectus, dated August 13, 2024, included in the Registration Statement at the time it originally became effective (the “Base Prospectus”), (iii) a final prospectus supplement, dated January 14, 2025, filed with the Commission pursuant to Rule 424(b) under the Act on January 15, 2025 (together with the Base Prospectus, the “Prospectus”), and (iv) a pricing agreement, dated January 14, 2025 (the “Pricing Agreement”), among CAF and the underwriters party thereto (which incorporates by reference the underwriting agreement, dated August 9, 2019 (the “Underwriting Agreement”), among CAF and the underwriters party thereto). This opinion is being furnished in connection with the requirements of the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or the Prospectus, other than as expressly stated herein with respect to the issue of the Notes.

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of CAF and others as to factual matters without having independently verified such factual matters. We are opining herein as to the internal laws of the State of New York, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or as to any matters of municipal law or the laws of any local agencies within any state. Various issues pertaining to public international

January 22, 2025

law and the Convenio Constitutivo de la Corporación Andina de Fomento, dated February 7, 1968, as amended, among the signatory countries party thereto, pursuant to which CAF was established (the “Constitutive Agreement”), are addressed in the letter of Mr. Jorge Luis Silva Méndez, General Counsel to CAF, separately provided to you. We express no opinion with respect to those matters, and to the extent elements of those opinions are necessary to the conclusions expressed herein, we have, with your consent, assumed such matters.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof, when the Notes have been duly executed, issued, and authenticated in accordance with the terms of the Fiscal Agency Agreement and delivered against payment therefor in the circumstances contemplated by the Underwriting Agreement and the Pricing Agreement, the Notes will be legally valid and binding obligations of CAF, enforceable against CAF in accordance with their terms.

Our opinion is subject to: (i) the effect of bankruptcy, insolvency, reorganization, preference, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights and remedies of creditors; (ii) (a) the effect of general principles of equity, whether considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), (b) concepts of materiality, reasonableness, good faith and fair dealing, and (c) the discretion of the court before which a proceeding is brought; and (iii) the invalidity under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy. We express no opinion as to (a) any provision for liquidated damages, default interest, late charges, monetary penalties, make-whole premiums or other economic remedies to the extent such provisions are deemed to constitute a penalty; (b) consents to, or restrictions upon, governing law, jurisdiction, venue, arbitration, remedies, or judicial relief; (c) any provision requiring the payment of attorneys’ fees, where such payment is contrary to law or public policy; (d) any provision permitting, upon acceleration of the Notes, collection of that portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon; (e) the creation, validity, attachment, perfection, or priority of any lien or security interest; (f) advance waivers of claims, defenses, rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitation, trial by jury or at law, or other procedural rights; (g) waivers of broadly or vaguely stated rights; (h) provisions for exclusivity, election or cumulation of rights or remedies; (i) provisions authorizing or validating conclusive or discretionary determinations; (j) grants of setoff rights; (k) proxies, powers and trusts; (l) provisions prohibiting, restricting, or requiring consent to assignment or transfer of any right or property; (m) any provision to the extent it requires that a claim with respect to Notes denominated in other than United States dollars (or a judgment in respect of such a claim) be converted into United States dollars at a rate of exchange at a particular date, to the extent applicable law otherwise provides; (n) provisions purporting to waive modifications of any guaranteed obligation to the extent such modification constitutes a novation; and (o) the severability, if invalid, of provisions to the foregoing effect.

January 22, 2025

With your consent, we have assumed (a) that the Fiscal Agency Agreement and the Notes (collectively, the “Documents”) have been duly authorized, executed and delivered by the parties thereto, (b) that the Documents constitute legally valid and binding obligations of the parties thereto other than CAF, enforceable against each of them in accordance with their respective terms, and (c) that the status of the Documents as legally valid and binding obligations of the parties is not affected by any (i) breaches of, or defaults under, agreements or instruments, (ii) violations of statutes, rules, regulations or court or governmental orders, or (iii) failures to obtain required consents, approvals or authorizations from, or make required registrations, declarations or filings with, governmental authorities.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained in the Prospectus under the heading “Validity of the Notes.” We further consent to the incorporation by reference of this letter and consent into any registration statement or post-effective amendment to the Registration Statement filed pursuant to Rule 462(b) under the Act with respect to the Notes. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Sincerely,

/s/ Latham & Watkins LLP